EXHIBIT 99.1

PROPOSAL 2 — APPROVAL OF THE PINNACLE WEST CAPITAL CORPORATION

2012 LONG-TERM INCENTIVE PLAN

General

As we describe in the CD&A, equity-based long-term compensation is an important element of our compensation program.  In the past few years, we have issued long-term equity incentive awards under the 2007 Plan.  In January 2012, the Board of Directors, upon recommendation of the Human Resources Committee, approved the Pinnacle West Capital Corporation 2012 Long-Term Incentive Plan (the “2012 Plan”), subject to shareholder approval at the 2012 Annual Meeting.  If shareholder approval is obtained, the 2012 Plan will become effective on the date approved by the Board (the “Effective Date”).

The 2012 Plan is designed to supersede and replace the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan (the “2002 Plan”) and the 2007 Plan (collectively, the “Prior Plans”) maintained by the Company, provided that the Prior Plans shall remain in effect until all awards granted pursuant to such Prior Plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such awards.  No awards will be granted under any Prior Plan after the approval of the 2012 Plan by the shareholders.

The 2012 Plan provides for the grant of restricted stock, restricted stock units, stock grants, stock units, dividend equivalents, performance shares, performance share units, performance cash, incentive and non-qualified stock options, and stock appreciation rights (“SARs”) to eligible individuals.  The 2012 Plan also allows the Human Resources Committee to grant awards that are intended to qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code.

The Board believes that the 2012 Plan will promote the success, and enhance the value, of the Company by linking the personal interests of participants to those of Company shareholders.  The Board also believes that the 2012 Plan will strengthen the Company’s ability to motivate, attract, and retain employees upon whom the successful operation of the Company is largely dependent.

The Company believes the following features of the 2012 Plan are consistent with the goals described above while providing appropriate limitations on the operation of the 2012 Plan:

•                  Limitation on Repricing.  The 2012 Plan prohibits the direct and indirect repricing of previously granted options and SARs without prior shareholder approval.

•                  No Discounted Options or SARs.  The 2012 Plan includes an express requirement that all options and SARs be issued with an exercise price that is not less than the fair market value of a share of Company stock on the grant date.

•                  No Payment of Dividend Equivalents for Awards that Vest Based on Performance Goals until Performance Goals are Achieved.  The 2012 Plan precludes the payment of dividend equivalent awards for any restricted stock unit award that vests based on the achievement of performance goals, or with respect to a performance share unit or performance share award, unless and until the participant attains the applicable performance goals.

•                  Limitation on Awards with Rapid or No Vesting.  The 2012 Plan provides that no more than five percent (in the aggregate) of the shares of stock available for grant under the 2012 Plan may be subject to the following types of awards: stock grants or stock units other than those awarded to members of the Board or members of the board of APS pursuant to regular retainer agreements; options that become fully vested prior to the third anniversary of the date of grant; SARs that become fully vested prior to the third anniversary of the date of grant; restricted stock or restricted stock unit awards that vest solely based on time-based vesting restrictions and which vest in less than three years from the date of grant; restricted stock or restricted stock unit awards that are subject to performance-based vesting and which vest before the expiration of the one-year period following the date of grant; and performance shares or performance share unit awards that fully vest before the expiration of the one-year period following the date of grant.  Awards may vest in increments during the applicable three-year or one-year vesting periods described above.  There are limited exceptions to the minimum vesting periods described in Section 14.1 of the 2012 Plan, which is attached as Appendix A.

•                  Forfeiture and Recapture of Awards.  The award agreement for any award granted pursuant to the 2012 Plan will provide for the recapture or clawback of all or any portion of the award to comply with applicable law in effect on the date of the award agreement, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act.

•                  Approval Every Five Years.  On average, the Company has submitted a long-term equity incentive plan to the shareholders every five years.  We anticipate that the 2012 Plan will have sufficient shares to cover at least five more years.

A summary of the 2012 Plan’s principal provisions is set forth below.  The summary is qualified by reference to the full text of the 2012 Plan, which is attached as Appendix A.

Summary of Plan Features

Administration

The 2012 Plan will be administered by the Human Resources Committee.  The Human Resources Committee shall consist of at least two directors each of whom qualifies as a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act, and an “outside director” under Section 162(m) of the Code.  The Human Resources Committee’s powers are described in Section 3.3 of the 2012 Plan and include, but are not limited to, determining eligibility to receive an award, determining the amount and types of awards that may be granted to a participant, and determining all other terms and conditions that apply to awards.

Eligibility

Persons eligible to participate in the 2012 Plan include all employees, officers and Board members of the Company and its affiliates.  In addition, on a case-by-case basis, the Human Resources Committee may grant awards to consultants and advisors to the Company and its affiliates subject to terms and conditions determined by the Human Resources Committee.  Awards may also be made to prospective members of the Board, employees, officers, consultants or advisors.  Such awards must specifically provide that no portion of the award will vest, become exercisable or be issued prior to the date on which the individual becomes employed or begins providing services to the Company or its subsidiaries.

Shares Available Under the 2012 Plan

The aggregate number of shares of stock reserved and available for issuance pursuant to the 2012 Plan shall be 4,595,500 shares of the Company’s common stock.  The number of shares is substantially equivalent to and does not exceed the number of authorized and unissued shares under the current 2007 Plan.  This share award pool will be reduced by one share for each share that is subject to any award granted under any Prior Plan in the period beginning on January 1, 2012 and ending on the date the shareholders approve the 2012 Plan.  The amount of stock reserved for issuance pursuant to the 2012 Plan is subject to proportionate adjustment by the Human Resources Committee in the event of any issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the shares of stock, or any similar corporate transaction or event in respect of the stock.

For purposes of calculating the number of shares of stock available for awards under the 2012 Plan, the following share counting rules shall apply:

•                  Shares of stock that are potentially deliverable under any award granted under the 2012 Plan, or any award outstanding under any Prior Plan on or after December 31, 2011, that expires or is cancelled, forfeited, or otherwise terminated without a delivery of such shares will not be counted against the limit of shares available for issuance under the 2012 Plan and will again be available for grant under the 2012 Plan.

•                  Shares of stock that could have been issued in connection with an award but are not delivered because such award is settled in cash, will not be counted against the limit of shares available for issuance under the 2012 Plan and will again be available for grant under the 2012 Plan.

•                  Dividend equivalent awards that are paid in cash will not be counted against the limit of shares available for issuance under the 2012 Plan.

•                  The exercise of a stock-settled SAR or net-cashless exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance under the 2012 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise.

•                  Shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2012 Plan.

•                  Shares of stock purchased on the open market with cash proceeds generated by the exercise of an option will not increase or replenish the number of shares available for grant.

The Human Resources Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of stock that are available for awards under the 2012 Plan.

Limitation on Awards to Participants

No more than 500,000 shares of stock may be subject to stock option or SAR awards granted to any one participant during any one calendar year.  The maximum number of shares of stock that may be issued as incentive stock options under the 2012 Plan is 1,000,000.  The maximum performance-based award (other than a performance cash award) payable to any one participant pursuant to the 2012 Plan during a 12-month performance period is 500,000 shares of stock or the cash equivalent.  The maximum performance cash award payable to any one participant pursuant to the 2012 Plan for any 12-month performance period is $10,000,000.  If a performance period is less than or exceeds 12 months, the limitations described in the two preceding sentences will be reduced or increased proportionately, as the case may be.  As of March 16, 2012, the stock’s closing price on the New York Stock Exchange was $47.02 per share.

Awards

Each of the following types of awards may be granted pursuant to the 2012 Plan:

Restricted Stock.  A restricted stock award gives the participant the right to receive a specified number of shares of stock at a purchase price determined by the Human Resources Committee (including and typically zero).  Restricted stock shall be subject to such restrictions on transferability and other restrictions as the Human Resources Committee may impose.  Except as otherwise provided by the Human Resources Committee, during the restriction period, participants holding shares of restricted stock may not exercise voting rights with respect to such shares.  These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as the Human Resources Committee determines at the time of the grant of the award or thereafter.  As a general rule, if a participant terminates employment when the stock is subject to restrictions, the participant forfeits the unvested restricted stock.  The Human Resources Committee may, in its discretion, waive the restrictions in whole or in part in the event of a termination of employment.

Restricted Stock Units.  A restricted stock unit award gives the participant the right to receive stock, or a cash payment equal to the fair market value of the stock (determined as of a specified date), subject to any vesting or other restrictions the Human Resources Committee deems appropriate.  The restrictions will lapse in accordance with a schedule or other conditions as determined by the Human Resources Committee.  As a general rule, if a participant terminates employment when the restricted stock units are subject to restrictions, the participant forfeits the unvested restricted stock units.  The Human Resources Committee may, in its discretion, waive the restrictions in whole or in part.

Stock Grant Awards.  A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of stock free from vesting restrictions.  The purchase price, if any, for a stock grant award shall be payable in cash or other form of consideration acceptable to the Human Resources Committee.  A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.

Stock Unit Awards.  A stock unit award gives the participant the right to receive a designated number of shares of stock, or a cash payment equal to the fair market value (determined as of a specified date) of a designated number of shares of stock, in the future free of any vesting restrictions.  A stock unit award may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to any participant.

Dividend Equivalent Awards.  A dividend equivalent award gives the participant the right to receive a credit when a dividend is declared on the Company’s stock.  Dividend equivalents are credited as of dividend payment dates during the period between the date of grant and the date the award is exercised, vests or expires.  In no event may a dividend equivalent award made with respect to a restricted stock unit award that vests based on the achievement of performance goals, or with respect to a performance share unit or performance share award, be paid unless and until such award vests or is earned by satisfaction of the applicable performance goals.  A dividend equivalent award shall initially be expressed in terms of cash or shares of stock, depending on the way in which the dividends to which it relates are declared.  The Human Resources Committee will specify when the dividend equivalents will be converted to cash or stock, the formula for conversion and any restrictions or limitations on the conversion.  Dividend equivalents will not be granted with respect to options or SARs.

Performance Share Awards.  A performance share award gives the participant the right to receive a specified number of shares of stock if one or more performance goals specified by the Human Resources Committee are satisfied.  Performance may be measured on a specific date or dates or over any period or periods as determined by the Human Resources Committee.

Performance Share Units.  A performance share unit award gives the participant the right to receive a specified number of shares of stock or cash in an amount equal to the fair market value of the stock (determined as of a specified date) if one or more performance goals specified by the Human Resources Committee are satisfied.  Performance may be measured on a specified date or dates or over any period or periods as determined by the Human Resources Committee.

Performance Cash.  A performance cash award gives the participant the right to receive a cash payment if certain performance goals as specified by the Human Resources Committee are satisfied.  Performance may be measured on a specified date or dates or over any period or periods determined by the Human Resources Committee.

Stock Options.  An option entitles the participant to purchase shares of stock in the future at a specified price.  The Human Resources Committee may grant both incentive stock options and nonqualified stock options under the 2012 Plan.  Incentive stock options will only be granted to participants who are employees.  The exercise price of all stock options granted under the 2012 Plan will be at least 100% of the fair market value of the stock on the date that the option is granted.  Stock options may be exercised as determined by the Human Resources Committee provided that the term of any option granted under the 2012 Plan shall not exceed ten years from the date of grant.  The exercise price for any option shall be paid in cash or shares of stock held longer than six months, however, the Human Resources Committee may prescribe other methods by which the exercise price of an option may be paid and the methods by which shares of stock may be delivered to participants; however, the exercise price may not be paid with a promissory note.  The Human Resources Committee may not reprice options previously granted under the 2012 Plan.

Stock Appreciation Rights.  A SAR entitles the participant to share in the appreciation on one share of stock.  Appreciation is calculated as the excess of (i) the fair market value on the date of exercise over (ii) the base value of the SAR as determined by the Human Resources Committee, which shall not be less than the fair market value on the date of grant (or such higher amount determined by the Human Resources Committee).  Unless otherwise provided by the Human Resources Committee, SARs shall vest and become exercisable in three equal installments on the first, second and third anniversaries of the date of grant, expire on the earlier of a participant’s termination of employment or the tenth anniversary of the date of grant and payment for SARs shall be made in stock.  The Human Resources Committee will determine the terms and conditions of any SAR at the time of the grant.  A SAR may not be amended, modified or repriced to reduce the exercise price after the date of grant.

Performance-Based Awards.  When the Human Resources Committee grants restricted stock, restricted stock units, stock grants, stock units, dividend equivalent awards, performance shares, performance share units, and performance cash awards, it may designate the awards as “performance-based awards.” Performance-based awards are subject to the provisions of Article 13 of the 2012 Plan, which are designed to qualify the awards for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code.  Section 162(m) of the Code only applies to “covered employees,” as defined in Section 162(m).  Only covered employees will receive awards that will be classified as performance-based awards.

A covered employee is only entitled to receive payment for a performance-based award for a given performance period to the extent that pre-established performance goals set by the Human Resources Committee for the performance period are satisfied.  The Human Resources Committee will establish the performance goals for a particular performance period in writing no later than ninety days after the commencement of the performance period for a given award, provided that the outcome is substantially uncertain at the time the Human Resources Committee establishes the performance goal.  In no event will the Human Resources Committee establish a performance goal for a given award after 25% of the performance period for such award has elapsed.

The pre-established performance goals must be based on one or more of the following performance criteria: EBITDA; EBIT; costs; operating income; net income; cash flow; operating cash flow; net cash flow; fuel cost per million BTU; costs per kilowatt hour; retained earnings; budget achievement; return on equity; return on assets; return on capital employed; return on invested capital; cash available to the Company from an affiliate or affiliates; expense spending; O&M expense; O&M or capital per kilowatt hour; gross margin; net margin; market capitalization; customer satisfaction; revenues; financial return ratios; market share; shareholder return and/or value (including but not limited to total shareholder return); operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; capacity utilization; quality; economic value added; plant and equipment performance; operating efficiency; diversity; debt; dividends; bond ratings; corporate governance; and health and safety (including environmental health and safety).  Any of the performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies.  The Human Resources Committee shall, within the time periods prescribed by Section 162(m), define in an objective fashion the manner of calculating the performance criteria it selects to use for a particular performance period for a particular participant.

With respect to any performance-based award granted to a covered employee, the Human Resources Committee has the discretion to select the length of the performance period (which may be one or more periods of time of varying and overlapping durations, over which the attainment of one or more performance goals will be measured), the type of performance-based award to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants.  The Human Resources Committee also has the discretion to evaluate the achievement of the performance goals in a manner that includes or excludes certain events that may occur during the performance period, as described in Section 13.5 of the 2012 Plan.  The Human Resources Committee has the sole discretion to decrease the amount of compensation payable pursuant to any performance-based award, but the Human Resources Committee may not increase the compensation payable pursuant to any performance-based award.  The Human Resources Committee must certify in writing prior to the payment of any performance-based award that the performance goals and any other material terms and conditions precedent to such payment have been satisfied.

The pre-established performance criteria will be subject to shareholder approval again in 2017 if (as is currently the case) shareholder approval is then required to maintain the tax-deductible nature of future performance-based awards under the 2012 Plan.

Prohibition on Repricing

The 2012 Plan includes provisions that prohibit the Human Resources Committee from directly or indirectly repricing previously granted options or SARs (reduction in option exercise price or SAR grant price, surrender in exchange for cash or another award under the 2012 Plan, or surrender or exchange for another option or SAR with a lower exercise or grant price) without shareholder approval.

Non-transferability

As a general rule, awards granted pursuant to the 2012 Plan may not be transferred by a participant, except by will or by the laws of descent or distribution.  The Human Resources Committee, in its discretion, may permit the transfer of any award to a family member or family trust.

Clawback of Awards

The award agreement for any award granted pursuant to the 2012 Plan will provide for the recapture or clawback of all or any portion of the award to comply with applicable law in effect on the date of the award agreement, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act.  The Human Resources Committee also may include other clawback provisions in the award agreement as it determines to be appropriate.  By accepting an award, each participant in the 2012 Plan agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.

Change of Control

Unless the Human Resources Committee, with the approval of the Board, provides otherwise in an award agreement, if a change of control occurs, immediately prior to the change of control:

•                  Any time-based or other restrictions imposed on restricted stock or restricted stock unit awards shall lapse and all restricted stock units and stock unit awards shall become immediately payable and shall be paid in stock or cash, in accordance with the terms of the applicable award agreement.

•                  Performance shares or performance share unit awards that are payable in stock shall be converted to stock grant awards, which shall be immediately vested.  In converting performance shares or performance share units to a stock grant, the participants shall receive the number of shares of stock that would have been earned at the target level of performance, unless the Human Resources Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction.

•                  Any performance share unit awards that are payable in cash shall become immediately vested.  Participants then shall generally receive a cash payment equal to the fair market value of the specified number of shares of stock payable pursuant to the award at the target level of performance, unless the Human Resources Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction.

•                  Performance cash awards shall generally be deemed to be satisfied and earned at the target level of performance, unless the Human Resources Committee determines that a higher level of attained performance is reasonably ascertainable as of a specified date prior to the closing of the change of control transaction.

•                  Any dividend equivalent awards shall be paid in cash or stock as determined in accordance with the applicable award agreement.

•                  If an award is subject to Section 409A of the Code, a change of control may not result in the acceleration of the timing of any payment unless the transaction that results in the change of control also constitutes a “change of control event” as such term is used in the applicable Treasury Regulations.  If due to the above provisions the payment of an award may not be accelerated, the Board, prior to the change of control, shall take such action as it in good faith determines to be necessary to assure that there will be no material impairment to either the value of the award to the participant or the participant’s opportunity for future appreciation in respect of such award.

•                  Any and all options and SARs shall become exercisable immediately before the closing of the change of control transaction.  If pursuant to the terms of the award agreement, a SAR is to be paid in cash, the SAR will be deemed to be exercised on the closing of the transaction that results in the change of control and a participant will receive the resulting cash payment within ten days following the closing of the change of control transaction.

Board Override.  Notwithstanding the foregoing change of control provisions, prior to a change of control, the Board may determine that no change of control shall be deemed to have occurred or that some or all of the enhancements to the rights of participants described above shall not apply to specified awards.  The Board may exercise such override authority only if, before or immediately upon the occurrence of the specified event that would otherwise constitute a change of control, the Board, as constituted prior to the change of control, reasonably concludes, in good faith, that: (i) participants holding awards affected by action of the Board override shall be protected by legally binding obligations of the Company or the surviving entity or the parent thereof because such awards (A) shall remain outstanding following consummation of all transactions involved in or contemplated by such change of control or (B) shall be assumed and adjusted by the surviving entity resulting from such transactions or the parent thereof, or (C) shall be exchanged for new awards issued by the surviving entity resulting from such transaction or the parent thereof; and (ii) changes in the terms of the award resulting from such transactions will not materially impair the value of the awards to the participants or their opportunity for future appreciation in respect of such awards.  The Board may exercise such override authority with respect to an award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A of the Code only in a manner and to the extent permissible under Section 409A.  The Committee took into account this override provision in its recommendation to the Board for approval of the 2012 Plan.

Amendment and Termination

The Human Resources Committee, with the Board’s approval, may terminate, amend, or modify the 2012 Plan at any time, except where shareholder approval for an amendment is required by applicable law, regulation or stock exchange rule.  Except as provided in the next sentence, no amendment, modification, or termination of the 2012 Plan or any award agreement shall in any material manner adversely affect any award previously granted under the 2012 Plan without the consent of the participant.  The participant’s consent is unnecessary if, among other things, the change is required to cause the benefits under the 2012 Plan to (a) qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable regulations or other interpretive authority or (b) comply with the provisions of Section 409A of the Code.

The 2012 Plan will terminate on the tenth anniversary of the Effective Date.  In no event may an award be granted under the 2012 Plan on or after the tenth anniversary of the Effective Date.  Awards outstanding on the tenth anniversary of the Effective Date will remain in effect according to the terms of the award agreement and the 2012 Plan.

Tax Withholding

The Company will have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2012 Plan.

Federal Income Tax Consequences

This is a brief summary of the principal federal income tax consequences of certain transactions under the 2012 Plan based on federal income tax laws in effect on January 1, 2012.  This summary is not intended to be exhaustive and does not describe state, local and foreign income taxes which may also be applicable.

As a general rule, with the exception of a stock grant, a participant will not recognize taxable income with respect to any award at the time of grant.  A participant will recognize ordinary taxable income on a stock grant award at the time of grant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, stock grants, stock units, performance shares, performance share units, performance cash, or dividend equivalents, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction, or payment.  The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise.  However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a risk of forfeiture and is not transferable).  If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction.  If the holding period requirements are not met, the incentive stock option will not meet the requirements for this favored tax treatment and the tax consequences described for nonqualified stock options will apply.

Section 409A of the Code, among other things, expanded the definition of deferred compensation arrangements to include, for example, below market option and SAR grants, restricted stock units, performance shares, performance share units, performance cash, dividend equivalents (in some circumstances) and stock unit awards.  If awards that are subject to Section 409A of the Code fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax.  The Company intends (but does not and cannot guarantee) that awards granted under the 2012 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2012 Plan in such a manner.

New Plan Benefits

Benefits under the 2012 Plan will depend on the Human Resources Committee’s actions and the fair market value of common stock at various future dates.  Consequently, it is not possible to determine the future benefits that will be received by 2012 Plan participants.  However, in February 2012, the Human Resources Committee granted to the Named Executive Officers performance shares and RSUs.  The performance share grants use the same performance metrics as set forth in the CD&A for the 2011 Performance Shares (except the J.D. Power Residential Survey changed from the Western Region to the National Large Segment) but the performance period is from January 1, 2012 through December 31, 2014.  The RSUs vest in four equal, annual installments beginning on February 20, 2013. The Named Executive Officers received the following base grant for the performance shares: Mr. Brandt — 41,772; Mr. Hatfield — 5,802; Mr. Edington — 5,802; Mr. Falck — 8,122; and Mr. Robinson — 16,246; and the following RSUs: Mr. Brandt — 34,184; Mr. Hatfield — 4,752; Mr. Edington — 4,752; Mr. Falck — 6,648; and Mr. Robinson — 13,296.  The grants were made under the 2012 Plan, but if the 2012 Plan is not approved by the shareholders, these grants will automatically be made under the 2007 Plan.